UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
                               Appointment of Certain Officers; Compensatory Arrangements of Certain
                               Officers.

On August 26, 2009, the Board of Directors of Middleburg Financial Corporation (the “Company”) adopted an amendment to the Company’s bylaws (the “Bylaws”). The amendment revised Section 2.2 of the Bylaws to increase the size of the Company’s Board of Directors from 12 to 13 directors.

Also on August 26, 2009, the Company’s Board of Directors appointed John M. Rust to fill the vacancy created by the increase in the size of the Board of Directors. Mr. Rust has not yet been named to any committees of the Board of Directors.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” relating to the amendment to the Bylaws is incorporated herein by reference. The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Middleburg Financial Corporation (restated in electronic format as of August 26, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: August 28, 2009                                                                  By: /s/Gary R. Shook

Gary R. Shook
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Middleburg Financial Corporation (restated in electronic format as of August 26, 2009).